SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 9, 2008

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

Commonwealth Biotechnologies, Inc. (“CBI”) completed a sale of its stock (NASDAQ Capital Market: CBTE) subject to a $1 million put right with Venturepharm Laboratories, Ltd. (“VPL”). The sale was subject to the terms of an Ancillary Agreement between CBI and VPL dated March 28, 2008 and filed as Exhibit 10.3 to CBI’s current report on Form 8-K dated April 2, 2008 (the “Put Agreement”).

Under the terms of the Put Agreement, CBI sold 463,426 shares of common stock to VPL at a price of $2.15 per share, a 56% premium to the June 30, 2008 share price of $1.38. CBI received $500,000 in cash and 2,229,664 of VPL’s ordinary shares.

CBI made the sale in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 promulgated thereunder as the sale was not associated with any public offering because the purchaser was an accredited investor.

ITEM 8.01	OTHER EVENTS

On July 9, 2008, CBI issued a press release announcing its exercise of a $1 million put option with VPL and its sale of stock as described in Item 3.02 above.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

99.1	Press Release, dated July 9, 2008, announcing the exercise of a $1 million put option with Venturepharm Laboratories, Ltd.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Paul D’Sylva, Ph.D.
Paul D’Sylva, Ph.D.
Chief Executive Officer

Dated: July 11, 2008

EXHIBIT INDEX

Number	Description of Exhibit

99.1	Press Release, dated July 9, 2008, announcing the exercise of a $1 million put option with Venturepharm Laboratories, Ltd.